UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2006

CABELA’S INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32227	20-0486586
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Cabela Drive, Sidney, Nebraska	69160
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (308) 254-5505

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

Item 7.01    Regulation FD Disclosure.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition,” and Item 7.01, “Regulation FD Disclosure.”

On May 4, 2006, Cabela’s Incorporated issued a press release announcing its financial results for the first fiscal quarter ended April 1, 2006. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On March 22, 2006, the Company changed the fee structure between its financial services segment and its other segments to more appropriately reflect current market conditions. This change was effective January 1, 2006. This updated fee structure includes (1) an increase in the fee paid by the financial services segment for originating a new credit card account, (2) an increase in the amount that the financial services segment pays for rewards earned by its cardholders, and (3) an additional fee paid by the financial services segment for marketing equal to the amount by which the profitability of the financial services segment exceeds a 2% pre-tax return on the financial services segment’s average managed credit card loans. Recasted segment results for each quarter of fiscal 2005, fiscal year 2005, and fiscal year 2004 are attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

    (d)   Exhibits.

99.1	Press release dated May 4, 2006

99.2	Cabela’s Inc. Recasted Segment Results

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA’S INCORPORATED

Dated: May 4, 2006	By:	/s/ Ralph W. Castner
Ralph W. Castner
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated May 4, 2006

99.2	Cabela’s Inc. Recasted Segment Results